October 9, 2001


Mirant Corporation
1155 Perimeter Center West
Atlanta, Georgia  30338


                           Re:  Mirant Corporation
                   2.5% Convertible Senior Debentures due 2021

Ladies and Gentlemen:

     We have  acted  as  special  counsel  to  Mirant  Corporation,  a  Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") and its filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the 2.5% Convertible Senior Debentures due 2021 issued by the Company (the "Debentures") and the associated shares of the Company's common stock, par value $0.01 per share, into which the Debentures are convertible.

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Offering Memorandum, dated May 24, 2001, relating to the Debentures, (iii) the Purchase Agreement, dated May 24, 2001, by and between Salomon Smith Barney Inc., as the initial purchaser, and the Company, and (iv) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have also relied upon statements and representations made to us by representatives of the Company. For purposes of this opinion, we have assumed the validity and the initial and continuing accuracy of the documents, certificates, records, statements, and representations referred to above.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and that such documents constitute, or will constitute, valid and binding obligations of each party.

     We hereby confirm that, although the discussion set forth in the Registration Statement under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Debentures, subject to the agreements, qualifications, assumptions and Company's determinations and beliefs referred to therein, such discussion constitutes, in all material respects, a fair and accurate summary of the matters of United States federal income tax law referred to therein.

     This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue. Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Debentures or of any transaction related to or contemplated by such issuance.

     This opinion is delivered to you solely for use in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person, without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.


                                                 Very truly yours,

                                                 Skadden, Arps, Slate, Meagher &
                                                 Flom LLP